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                                                                    EXHIBIT 10.2


                         TWENTY-SECOND AMENDMENT TO THE
                     THIRD AMENDED AND RESTATED AGREEMENT OF
                  LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.


         This TWENTY-SECOND AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of June 20, 2001 (this "Amendment"), is being executed by AIMCO-GP, Inc., a Delaware corporation (the "General Partner"), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by Section 7.3.C(7) of the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as amended and/or supplemented from time to time (the "Agreement"). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

         WHEREAS, pursuant to Section 4.2.A of the Agreement, the General Partner is authorized to determine the designations, preferences and relative, participating, optional or other special rights, powers and duties of Partnership Preferred Units.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         (1) The Agreement is hereby amended by the addition of a new exhibit, entitled "Exhibit EE," in the form attached hereto, which shall be attached to and made a part of the Agreement.

         (2) Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                                            THE GENERAL PARTNER:

                                            AIMCO-GP, INC.



                                            By: /s/ PETER KOMPANIEZ
                                               --------------------------------
                                               Name:
                                               Title:


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                                   EXHIBIT EE

                         PARTNERSHIP UNIT DESIGNATION OF
                  THE CLASS NINE PARTNERSHIP PREFERRED UNITS OF
                             AIMCO PROPERTIES, L.P.

         1.       NUMBER OF UNITS AND DESIGNATION.

         A class of Partnership Preferred Units is hereby designated as "Class Nine Partnership Preferred Units," and the number of Partnership Preferred Units constituting such class shall be 1,400,000.

         2.       DEFINITIONS.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P. as amended, supplemented or restated from time to time (the "Agreement"), as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:

         "Adjustment Factor" means 1.0; provided, however, that in the event that:

         (i) the Previous General Partner (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

         (ii) the Previous General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a "Distributed Right"), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

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         (iii) the Previous General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the Previous General Partner, the General Partner and/or the Special Limited Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

         Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York, are not required to be open.

         "Class Nine Partnership Preferred Unit" or "Preferred Unit" shall mean a Partnership Preferred Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation.

         "Common Unit" shall mean a Partnership Common Unit of the Partnership.

         "Conversion Notice" shall have the meaning set forth in Section 7(a)(ii) of this Partnership Unit Designation.

         "Conversion Price" shall mean, as of any date, the quotient obtained by dividing $52.50 by the Adjustment Factor in effect as of such date.

         "Distribution Payment Date" shall mean January 14, April 14, July 14 and October 14 of each year; provided, that if any Distribution Payment Date falls on any day other than a Business Day, the distribution payment payable on such Distribution Payment Date shall be paid on the Business Day immediately following such Distribution Payment Date and no interest shall accrue on such distribution from such date to such Distribution Payment Date.

          "Distribution Period" shall mean the Initial Distribution Period and each subsequent quarterly Distribution Period commencing on and including January 15, April 15, July 15 and October 15 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period.

         "holder" means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.

         "Initial Distribution Period" shall mean the period commencing on and including the Issue Date and ending on and including July 14, 2001.

         "Internal Rate of Return" shall mean, as of any determination date, the effective discount rate under which the present value of the Inflows associated with an outstanding Preferred Unit equals $25.

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For purposes of calculation of Internal Rate of Return, "Inflows" shall mean (a)
all distributions (whether paid in cash or property) that have been received in respect of such Preferred Unit, (b) the cash payment in respect of distributions payable on such Preferred Unit pursuant to Section 7(b)(ii) hereof if such Preferred Unit were converted to Common Units on the determination date, and (c) the amount by which the Value of a REIT Share, as of the determination date, exceeds the Conversion Price then in effect. For purposes of calculating the amounts of any Inflows, all distributions received in property or securities shall be deemed to have a value equal to the Market Value of such distributions as of the date such distribution is received. Neither the fact of any transfer of any Preferred Units nor the amount of any consideration received by the holder thereof or paid by any successor holder in connection with any transfer shall affect the calculation of Internal Rate of Return.

         "Issue Date" shall mean June 20, 2001.

         "Junior Partnership Units" shall have the meaning set forth in Section 3(c) of this Partnership Unit Designation.

         "Liquidation Preference" shall have the meaning set forth in Section 5(a) of this Partnership Unit Designation.

         "Long-Term Value" shall mean as of any determination date with respect to a REIT Share, the average of the daily market prices for sixty (60) consecutive Trading Days immediately preceding the determination date. The market price for any such Trading Day shall be determined as follows:

                  (i) if the REIT Shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,

                  (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

                  (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the sixty (60) days prior to the date in question, the Long-Term Value of a REIT Share shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.


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         "Market Value" shall mean for any distributions, other than cash the fair market value of the distribution as determined in good faith by the General Partner on the basis of such information as it considers, in its reasonable judgment, to be appropriate.

         "Parity Partnership Units" shall have the meaning set forth in Section 3(b) of this Partnership Unit Designation.

         "Partnership" shall mean AIMCO Properties, L.P., a Delaware limited partnership.

         "Record Date" shall have the meaning set forth in Section 4(a) of this Partnership Unit Designation.

         "Senior Partnership Units" shall have the meaning set forth in Section 3(a) of this Partnership Unit Designation.

         "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions or other distribution by the board of directors of the General Partner of the Partnership, the allocation of funds to be so paid on any series or class of Partnership Units of the Partnership; provided, however, that if any funds for any class or series of Junior Partnership Units or any class or series of Parity Partnership Units are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "Trading Day" shall mean, when used with respect to a REIT Share, (i) if the REIT Shares are listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the REIT Shares are not listed or admitted to trading on the NYSE but are listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the REIT Shares are listed or admitted to trading is open for the transaction of business, or (iii) if the REIT Shares are not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Transfer Agent" shall mean such transfer agent as may be designated by the Partnership or its designee as the transfer agent for the Class Nine Partnership Preferred Units; provided, that if the Partnership has not designated a transfer agent then the Partnership shall act as the transfer agent for the Preferred Units.

         "Value" shall mean as of any determination date with respect to a REIT Share, the average of the daily market prices for ten (10) consecutive Trading Days immediately preceding the determination date. The market price for any such Trading Day shall be determined as follows:

                  (i) if the REIT Shares are listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system,


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                  (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or

                  (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or The Nasdaq Stock Market's National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of a REIT Share shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

         3.       RANKING.

         Any class or series of Partnership Units of the Partnership shall be deemed to rank:

                  (a) prior or senior to the Class Nine Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class Nine Partnership Preferred Units (the Partnership Units referred to in this paragraph being hereinafter referred to, collectively, as "Senior Partnership Units");

                  (b) on a parity with the Class Nine Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per Partnership Units or other denomination thereof be different from those of the Class Nine Partnership Preferred Units if (i) such class or series of Partnership Units shall be Class B Partnership Preferred Units, Class C Partnership Preferred Units, Class D Partnership Preferred Units, Class G Partnership Preferred Units, Class H Partnership Preferred Units, Class I Partnership Preferred Units, Class J Partnership Preferred Units, Class K Partnership Preferred Units, Class L Partnership Preferred Units, Class M Partnership Preferred Units, Class N Partnership Preferred Units, Class O Partnership Preferred Units, Class P Partnership Preferred Units, Class Q Partnership Preferred Units, Class One Partnership Preferred Units, Class Two Partnership Preferred Units, Class Three Partnership Preferred Units, Class Four Partnership Preferred Units, Class Six Partnership Preferred Units or Class Seven Partnership Preferred Units or (ii) the holders of such class or series of Partnership Units and the Class Nine Partnership Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per Partnership Units or other denomination or liquidation preferences, without preference or priority one over the other (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Parity Partnership Units"); and


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                  (c) junior to the Class Nine Partnership Preferred Units, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such class or series of Partnership Units shall be Partnership Common Units, Class I High Performance Partnership Units, Class Five Partnership Preferred Units or Class Eight Partnership Preferred Units or (ii) the holders of Class Nine Partnership Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series of Partnership Units (the Partnership Units referred to in clauses (i) and (ii) of this paragraph being hereinafter referred to, collectively, as "Junior Partnership Units").

         4.       QUARTERLY CASH DISTRIBUTIONS.

                  (a) Holders of Preferred Units will be entitled to receive, when and as declared by the General Partner, quarterly cash distributions of $0.5625 per Preferred Unit. Such distributions shall be cumulative from the Issue Date, whether or not in any Distribution Period or Periods such distributions have been declared, and shall be payable quarterly in arrears on each Distribution Payment Date, commencing on July 14, 2001. Each distribution shall be payable in arrears to the holders of record of the Preferred Units, as they appear on the partnership records of the Partnership at the close of business on the tenth Business Day immediately preceding such Distribution Payment Date (each a "Record Date"). Accumulated, accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such date, which date shall not precede by more than 45 days the payment date thereof, as may be fixed by the General Partner.

                  (b) Any distribution payable on the Preferred Units for any partial Distribution Period shall be computed ratably on the basis of twelve 30 day months and a 360-day year, based on the number of days during such Distribution Period that the Preferred Units were outstanding. Holders of Preferred Units shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of full cumulative distributions, as herein provided, for the Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Preferred Units that may be in arrears.

                  (c) So long as any of the Preferred Units are outstanding, except as described in the immediately following sentence, no distributions shall be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property shall be declared or made, directly or indirectly, by the Partnership with respect to any Parity Partnership Units unless, in each case, distributions equal to the full amount of accumulated, accrued and unpaid distributions on all outstanding Preferred Units have been or contemporaneously are made and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment of such distributions on the Preferred Units for all Distribution Periods ending on or prior to the date of such distribution is declared, paid, set apart for payment or made, as the case may be, with respect to such Parity Partnership Unit. When full distributions are not paid, all distributions declared upon the Preferred Units and all distributions declared upon any Parity Partnership Units shall be declared ratably in proportion to the respective amount of distributions accumulated, accrued and unpaid on the Preferred Units and accumulated, accrued and unpaid on such Parity Partnership Units.

                  (d) So long as any of the Preferred Units are outstanding, no distributions (other than distributions paid in Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units) shall be declared or paid or set apart for payment by the Partnership and no other distribution of cash or other property shall be declared or made, directly or indirectly, by

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the Partnership with respect to any Junior Partnership Units nor shall Junior
Partnership Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of an employee incentive or benefit plan of the Partnership or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Partnership Units, directly or indirectly, by the Partnership (except by conversion into or exchange for Junior Partnership Units, or options, warrants or rights to subscribe for or purchase Junior Partnership Units)), nor shall any other cash or other property otherwise be paid or distributed to or for the benefit of any holder of Junior Partnership Units in respect thereof, directly or indirectly, by the Partnership unless, in each case, distributions equal to the full amount of all accumulated, accrued and unpaid distributions on all outstanding Preferred Units have been declared and paid, or such distributions have been declared and a sum sufficient for the payment thereof has been set apart for such payment, on all outstanding Preferred Units for all Distribution Periods ending on or prior to the date such distribution is declared, paid, set apart for payment or made with respect to such Junior Partnership Units, or the date such Junior Partnership Units are redeemed, purchased or otherwise acquired or monies paid to or made available for any sinking fund for such redemption, or the date any such cash or other property is paid or distributed to or for the benefit of any holders of Junior Partnership Units in respect thereof, as the case may be.

                  (e) Notwithstanding the provisions of this Section 4, the Partnership shall not be prohibited from (i) declaring or paying or setting apart for payment any distribution on any Parity Partnership Units or (ii) redeeming, purchasing or otherwise acquiring any Parity Partnership Units, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary in order to maintain the continued qualification of the Previous General Partner as a REIT under Section 856 of the Code.

         5.       LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any allocation of income or gain by the Partnership shall be made to or set apart for the holders of any Junior Partnership Units, to the extent possible, the holders of Preferred Units shall be entitled to be allocated income and gain to effectively enable them to receive a liquidation preference of (i) $25 per unit (the "Liquidation Preference"), plus (ii) accumulated, accrued and unpaid distributions (whether or not earned or declared) to the date of final distribution to such holders; but such holders shall not be entitled to any further allocation of income or gain. Until all holders of the Preferred Units have been paid the Liquidation Preference in full, no allocation of income or gain will be made to any holder of Junior Partnership Units upon the liquidation, dissolution or winding up of the Partnership.

                  (b) If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Preferred Units shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any Parity Partnership Units, then following certain allocations made by the Partnership, such assets, or the proceeds thereof, shall be distributed among the holders of Preferred Units and any such Parity Partnership Units ratably in the same proportion as the respective amounts that would be payable on such Preferred Units and any such Parity Partnership Units if all amounts payable thereon were paid in full.

                  (c) For purposes of this Section 5, (i) a consolidation or merger of the Partnership with one or more partnerships, corporations or other entities, or (ii) a sale or transfer of

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

all or substantially all of the Partnership's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

                  (d) Upon any liquidation, dissolution or winding up of the Partnership, after all allocations shall have been made in full to the holders of Preferred Units and any Parity Partnership Units to enable them to receive their respective liquidation preferences, any Junior Partnership Units shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Preferred Units shall not be entitled to share therein.

         6.       VOTING RIGHTS.

                  Except as otherwise required by applicable law or in the Agreement, the holders of the Preferred Units shall have the same voting rights as holders of Common Units. As long as any Preferred Units are outstanding, in addition to any other vote or consent of Partners required by law or by the Agreement, the affirmative vote or consent of holders of at least 662/3% of the outstanding Preferred Units will be necessary for effecting any amendment of any of the provisions of this Partnership Unit Designation that materially and adversely affects the rights or preferences of the holders of the Preferred Units; provided, however, that no such vote of the holders of Preferred Units shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, provision is made for the conversion of all Preferred Units at the time outstanding to the extent such redemption is authorized by
Section 7 of this Partnership Unit Designation. The creation or issuance of any class or series of Partnership Units, including, without limitation, any Partnership Units that may have rights junior to, on a parity with, or senior or superior to the Preferred Units, will not be deemed to materially and adversely affect the rights or preferences of the holders of Preferred Units. With respect to the exercise of the above-described voting rights, each Preferred Unit will have one (1) vote per Preferred Unit.

         7.       CONVERSION

                  (a) (i) Subject to and upon compliance with the provisions of this Section 7, a holder of Preferred Units shall have the right, at such holder's option, to convert such Preferred Units, in whole or in part, into the number of Common Units per Preferred Unit obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid distributions) per Preferred Unit by the Conversion Price in effect at the time and on the date provided for in Section 7(b)(iv) hereof. In order to exercise the conversion right, the holder of each Preferred Unit to be converted shall surrender the certificate representing such unit, duly endorsed or assigned to the Partnership or in blank, at the office of the Transfer Agent, accompanied by written notice to the Partnership that the holder thereof elects to convert such Preferred Unit.

                      (ii) At any time (x) on or after the first anniversary of the Issue Date and within five (5) Business Days after any date on which the Internal Rate of Return exceeds 20% or (y) on or after the third anniversary of the Issue Date, and in the case of either (x) or (y), if the Long-Term Value or a REIT Share and the Value of a REIT Share, as of any of the immediately preceding five (5) Business Days, is in excess of $52.50, the Partnership shall have the right, but not the obligation, to cause such Preferred Units to be converted, in whole or in part, into the number of Common Units per Preferred Unit obtained by dividing the Liquidation Preference (excluding any accumulated, accrued and unpaid distributions) per Preferred Unit by the Conversion Price in effect at the time and on the date provided for in Section 7(b)(iv) hereof. In order to exercise the conversion right, the Partnership shall send notice of such conversion (the "Conversion Notice") to each holder of record of Preferred Units address as the same appears on the records of the Partnership. Any Conversion Notice which was

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mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed. Each such Conversion Notice shall state, as appropriate: (1) the date of conversion, which date may be any date within twenty (20) Business Days following the date on which the Conversion Notice is mailed; (2) the number of Preferred Units to be converted and, if fewer than all such Preferred Units held by such holder are to be converted, the number of such Preferred Units to be converted; and (3) the then current Conversion Price. Upon receiving the Conversion Notice, each such holder shall promptly surrender the certificates representing such Preferred Units as are being converted on the conversion date, duly endorsed or assigned to the Partnership or in blank, at the office of the Transfer Agent; provided, however, that the failure to so surrender any such certificates shall not in any way affect the validity of the conversion of the underlying Preferred Units into Common Units.

                      (iii) If fewer than all the outstanding Preferred Units are to be converted pursuant to Section 7(a)(ii) hereof, the Preferred Units to be converted shall be selected by the Partnership from outstanding Preferred Units not previously called for conversion by lot or, with respect to the number of Preferred Units held of record by each holder of such Preferred Units, pro rata (as nearly as may be) or by any other method as may be determined by the General Partner in its discretion to be equitable. If fewer than all the Preferred Units represented by any certificate are converted, then a new certificate representing the unredeemed Preferred Units shall be issued without cost to the holders thereof.

                  (b) (i) Unless the Common Units issuable on conversion are to be issued in the same name as the name in which such Preferred Units are registered, each such Preferred Unit surrendered following conversion shall be accompanied by instruments of transfer, in form satisfactory to the Partnership, duly executed by the holder or such holder's duly authorized representative, and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

                      (ii) A holder of Preferred Units shall, as of the date of the conversion of such Preferred Units to Common Units, be entitled to receive a cash payment in respect of any distributions (whether or not earned or declared) that are accumulated, accrued and unpaid thereon as of the time of such conversion, provided, however, that payment in respect of any distributions on such Preferred Units that has been declared but for which the Distribution Payment Date has not yet been reached shall be payable as of such Distribution Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or nor in arrears, on converted Preferred Units.

                      (iii) As promptly as practicable after the surrender of certificates for Preferred Units, and in any event no later than five (5) Business Days after the date of such surrender, the Partnership shall issue and deliver at such office to such holder, or send on such holders' written order, a certificate or certificates for the number of full Common Units issuable upon the conversion of such Preferred Units in accordance with the provisions of this
Section 7, and any fractional interest in respect of a Common Unit arising upon such conversion shall be settled as provided in Section 7(c) hereof.

                      (iv) Each conversion shall be deemed to have been effected (x) in the case of a conversion pursuant to Section 7(a)(i) hereof, immediately prior to the close of business on the date on which the certificates for Preferred Units shall have been surrendered and written notice of conversion is received by the Transfer Agent in accordance with Section 7(a)(i) hereof, and
(y) in the case of a conversion pursuant to Section 7(a)(ii) hereof, immediately prior to the close of business on

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the date identified as the conversion date in the Conversion Notice sent by the
Partnership pursuant to Section 7(a)(ii) hereof; and, in the case of (x) or (y), the person or persons in whose name or names any certificate or certificates for Common Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Units represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the transfer books of the Partnership shall be closed on that date, in which event such person or persons shall be deemed to become such holder or holders of record at the close of business on the next succeeding day on which such transfer books are open, but such conversion shall be at the Conversion Price (x) in the case of a conversion pursuant to Section 7(a)(i) hereof, in effect on the date immediately prior to the close of business on the date on which certificates for the Preferred Units have been surrendered and the notice of conversion has been received by the Transfer Agent in accordance with Section 7(a)(i) hereof, and (y) in the case of conversion pursuant to Section 7(a)(ii) hereof, on the date of conversion set forth in the Conversion Notice sent by the Partnership.

                  (c) No fractional Common Units or scrip representing fractions of a Common Unit shall be issued upon conversion of the Preferred Units. Instead of any fractional interest in a Common Unit that would otherwise be deliverable upon the conversion of Preferred Units, the Partnership shall pay to the holder of such Preferred Units an amount of cash equal to the product of (i) such fraction and (ii) the Value of a REIT Share as of the date of conversion. If more than one of any holder's Preferred Units shall be converted at one time, the number of full Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred Units so converted.

                  (d) (i) If the Partnership shall be a party to any transaction (including without limitation, a merger, consolidation, sale of all or substantially all of the Partnership's assets or recapitalization of the Common Units, but excluding any transaction as to which a change in the Adjustment Factor would be effected) (each of the foregoing being referred to herein as a "Transaction"), in each case, as a result of which Common Units shall be converted into the right to receive securities or other property (including cash or any combination thereof), each Preferred Unit which is not converted into the right to receive securities or other property in connection with such Transaction shall thereupon be convertible into the kind and amount of securities or other property (including cash or any combination thereof) receivable upon such consummation by a holder of that number of Common Units into which a Preferred Unit was convertible immediately prior to such Transaction. The Partnership shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 7(d), and it shall not consent or agree to the occurrence of any Transaction until the Partnership has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Preferred Units that will contain provisions enabling the holders of the Preferred Units that remain outstanding after such Transaction to convert into the consideration received by holders of Common Units at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Section 7(d)(i) shall apply to successive Transactions.

                      (ii) Whenever the Conversion Price is adjusted as herein provided (whether pursuant to Section 7(d)(i) hereof or as a result of a change in the Adjustment Factor), the General Partner shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the General Partner shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion

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



Price to each holder of Preferred Units at such holder's address as shown on the records of the Partnership.

                      (iii) In any case in which an adjustment to the Adjustment Factor shall become effective immediately after the effective date of an event, retroactive to the record date, if any, for such event, the Partnership may defer until the occurrence of such event (x) issuing to the holder of any Preferred Units converted after such record date and before the occurrence of such event the additional Common Units issuable upon such conversion by reason of the adjustment required by such event over and above the Common Units issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of any fraction pursuant to
Section 7(c) hereof.

                      (iv) There shall be no adjustment of the Conversion Price in case of the issuance of any unit of the Partnership except as specifically set forth in the definition of "Adjustment Factor" or in this Section 7(d). In addition, notwithstanding any other provision contained in the definition of "Adjustment Factor" or in this Section 7(d), there shall be no adjustment of the Conversion Price upon the payment of any cash distributions on any units of the Partnership.

                      (v) If the Partnership shall take any action affecting the Common Units, other than action described in the definition of "Adjustment Factor" or in this Section 7(d) that, in the opinion of the General Partner would materially adversely affect the conversion rights of the holders of Preferred Units, the Conversion Price for the Preferred Units may be adjusted, to the extent permitted by law in such manner, if any, and at such time as the General Partner, in its sole discretion, may determine to be equitable under the circumstances.

                      (vi) In addition to any other adjustment required hereby, to the extent permitted by law, the Partnership from time to time may decrease the Conversion Price by any amount, permanently or for a period of at least twenty (20) Business Days, if the decrease is irrevocable during the period.

                  (e) For purposes of the definition of "Twelve-Month Period" in the Agreement, any holder of Preferred Units that have been converted to Common Units shall be deemed to have acquired such Common Units when such Preferred Units were acquired.

                  (f) The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Units or other securities or property on conversion of Preferred Units pursuant hereto; provided, however, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Units or other securities or property in a name other than that of the holder of the Preferred Units to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

         8.       STATUS OF REACQUIRED PREFERRED UNITS.

         All Preferred Units which have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.


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



         9.       GENERAL.

         The ownership of the Preferred Units shall be evidenced by one or more certificates in the form of Annex I hereto. The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent conversion or any other event having an effect on the ownership of, the Preferred Units.

         10.      ALLOCATIONS OF INCOME AND LOSS.

         Subject to the terms of Section 4 hereof, for each taxable year, (i) each holder of Preferred Units will be allocated, to the extent possible, net income of the Partnership in an amount equal to the distributions made on such holder's Preferred Units during such taxable year, and (ii) each holder of Preferred Units will be allocated its pro rata share, based on the portion of outstanding Preferred Units held by it, of any net loss of the Partnership that is not allocated to holders of Partnership Common Units or other interests in the Partnership.

         11.      RESTRICTIONS ON TRANSFER.

         Preferred Units are subject to the same restrictions on transfer applicable to Common Units, as set forth in the Agreement.



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